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As filed with the Securities and Exchange Commission on December 17, 2012

Registration No. 333-179017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sprott Physical Platinum and Palladium Trust
(Exact name of registrant as specified in its charter)

Province of Ontario, Canada (State or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

Suite 2700, South Tower,
Royal Bank Plaza, 200 Bay Street,
Toronto, Ontario, Canada M5J 2J1
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Anthony Tu-Sekine, Esq.
Seward & Kissel LLP
901 K Street N.W.
Washington, D.C. 20001
(202) 737-8833
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Anthony Tu-Sekine, Esq. Seward & Kissel LLP 901 K Street N.W. Washington, D.C. 20001 (202) 737-8833 (202) 737-5184 — Facsimile	Christopher J. Cummings, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
Toronto-Dominion Centre, 77 King Street West,
Suite 3100, P.O. Box 226
Toronto, Ontario M5K 1J3
(416) 504-0520
(416) 504-0530 — Facsimile

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Units(2)	11,500,000	$10.00	$115,000,000	$13,179
Units(4)	28,750,000	$10.00	$287,500,000	$39,215

Total	40,250,000	$10.00	$402,500,000	$52,394(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2)
Includes 1,500,000 Units that may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)
Paid previously.

(4)
Includes 3,750,000 Units that may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

         The sole purpose of this amendment is to replace Exhibit 5.1 with an executed version of the legal opinion as to the validity of the Units, dated December 17, 2012. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the cover page, this explanatory note and Part II of the registration statement.

 PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not applicable

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES

        The Trust issued one unit in connection with its formation on December 23, 2011. This unit is held by Ms. Sonia M. Yung, the Trust's settlor and a non-affiliate of the Trust. The unit will be presented for cancellation after the offering.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit number	Description
1.1	Form of Underwriting Agreement***
3.1	Trust Agreement*
3.2	Amended and Restated Trust Agreement**
4.1	Form of Unit Certificate**
5.1	Legal opinion as to the validity of the Units
8.1	Tax opinion of Seward & Kissel LLP*
10.1	Form of Platinum Storage Agreement**
10.2	Form of Palladium Storage Agreement**
10.3	Form of Management Agreement**
10.4	Form of Agreement with Valuation Agent**
10.5	Form of Transfer Agent, Registrar and Disbursing Agent Agreement**
23.1	Consent of Heenan Blaikie LLP (included in Exhibit 5.1)*
23.2	Consent of Seward & Kissel LLP (included in Exhibit 8.1)*
23.3	Consent of Ernst & Young LLP***
24.1	Powers of Attorney (included on signature page hereto)

*
Incorporated herein by reference to the Trust's registration statement on Form F-1 (File No. 333-179017) filed with the SEC on January 13, 2012.

**
Incorporated herein by reference to the Trust's registration statement on Form F-1/A (File No. 333-179017) filed with the SEC on June 13, 2012.

***
Incorporated herein by reference to the Trust's registration statement on Form F-1 (File No. 333-179017) filed with the SEC on November 30, 2012.

ITEM 9.    UNDERTAKINGS

A.
The undersigned registrant hereby undertakes:

(1)
To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(2)
That for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)
That for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)
That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on the 17th day of December, 2012.

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST By Sprott Asset Management LP, as manager of the Registrant
By:	/s/ ERIC S. SPROTT Name: Eric S. Sprott Title: Chief Executive Officer

POWERS OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Rigney, Anthony Tu-Sekine, and Paul M. Miller, or any of them, with full power to act alone, his or her true lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated December 17, 2012.

Signature	Title
Sprott Asset Management LP, Manager of the Trust
/s/ ERIC S. SPROTT Eric S. Sprott	Chief Executive Officer and Director* (Principal Executive Officer)
/s/ STEVEN ROSTOWSKY Steven Rostowsky	Chief Financial Officer and Director* (Principal Financial Officer and Principal Accounting Officer)
/s/ KIRSTIN H. MCTAGGART Kirstin H. McTaggart	Chief Compliance Officer and Director*
/s/ JAMES R. FOX James R. Fox	Director*
/s/ ALLAN JACOBS Allan Jacobs	Director*

*
Director of Sprott Asset Management GP Inc., general partner of the Manager of the Trust

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, December 17, 2012.

PUGLISI & ASSOCIATES
By:	/s/ GREGORY F. LAVELLE Gregory F. Lavelle Managing Director Authorized Representative in the United States

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CALCULATION OF REGISTRATION FEE
EXPLANATORY NOTE
PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES
  ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  ITEM 9. UNDERTAKINGS
SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE